UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2012

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REDWOOD TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-13759	68-0329422
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Belvedere Place

Suite 300

Mill Valley, California 94941

(Address of principal executive offices and Zip Code)

(415) 389-7373

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On February 22, 2012, Redwood Trust, Inc. issued a press release announcing its Board of Directors’ authorization to declare a first quarter regular dividend of $0.25 per share. The first quarter 2012 dividend is payable on March 30, 2012 to stockholders of record on March 15, 2012. Redwood Trust, Inc. also announced that its Board of Directors has set May 17, 2012 as the date for the 2012 annual meeting of stockholders. The meeting will be held at 10:30 a.m. in Mill Valley, California. Stockholders of record as of March 30, 2012 will be entitled to vote at that meeting.

The information contained in this Item 7.01 and the attached Exhibit 99.1 is furnished to and not filed with the Securities and Exchange Commission, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1	Press Release dated February 22, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 22, 2012	REDWOOD TRUST, INC.
	By:	/s/ Andrew P. Stone
Name: Andrew P. Stone
Title: General Counsel and Secretary

Exhibit Index

Exhibit No.	Exhibit Title

99.1	Press Release dated February 22, 2012